                                                                    EXHIBIT 10.1


                 CONSENT AND AMENDMENT NO. 3 TO LOAN DOCUMENTS
                 ---------------------------------------------



                                                              as of May 12, 1998


Foothill Capital Corporation
11111 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025


Ladies and Gentlemen:

     Foothill Capital Corporation ("Foothill") and KPR Sports International, Inc. ("KPR") and RYKA Inc. ("Ryka", and together with KPR, individually, "Borrower" and collectively, "Borrowers") have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement dated as of December 15, 1997 by and among Foothill and Borrowers as amended by Consent, Amendment No. 1 to Loan Documents and Subordination Agreement, dated as of January 28, 1998, Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of February 20, 1998 and Consent, Amendment No. 2 to Loan Documents and Waiver as to Certain Events of Default, dated March 25, 1998, (the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, including, without limitation, the Continuing Guaranty and the General Security Agreement, each dated as of December 15, 1997, executed by Holding Company in favor of Foothill (the "Holding Company Guaranty" and the "Holding Company GSA", respectively) (all of the foregoing, together with the Loan Agreement, as the same are amended hereby, and as the same may be amended, modified, supplemented, extended, renewed, restated or replaced are hereinafter collectively referred to as the "Loan Documents"). All capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement, unless otherwise defined herein.

     Borrowers have requested that Foothill (a) consent to Holding Company entering into and executing a Stock Purchase Agreement among DMJ Financial, Inc., a Barbados limited liability company, James J. Salter, Kenneth J. Finkelstein, and the "Minority Shareholders" party thereto and as defined therein (the "Stock Purchase Agreement") and to the consummation of the transactions contemplated by the Stock Purchase Agreement, including (i) the purchase by Holding Company of all of the issued and outstanding shares of capital stock of each of Gen-X Equipment Inc., an Ontario corporation ("Gen-X Equipment") and Gen-X Holdings Inc., a Washington corporation ("Gen-X Holdings";

and together with Gen-X Equipment, collectively, the "Gen-X Companies") on the terms and conditions set forth in the Stock Purchase Agreement, (ii the issuance and delivery by Holding Company to the current shareholders of the Gen-X Companies (the "Owners"), in full payment of the purchase price for the issued and outstanding shares of Gen-X Holdings stock ("Gen-X Holdings Stock") of (x) 1,500,000 unregistered shares of Holding Company common stock, (y) two (2) certain non-negotiable subordinated contingent promissory notes in the principal amount of $3,076,200 payable to DMJ Financial Inc. ("DMJ") and $1,423,800 payable to the Gen-X Shareholders Agent (as defined below), acting as agent for certain other former shareholders of the Gen-X Companies (collectively, the "Global/Gen-X Holdings Notes") and (z) 10,000 unregistered shares of Holding Company preferred stock having a maximum aggregate redemption price of $500,000 (the "Gen-X Acquisition Preferred Stock") and, (ii in full payment of the purchase price for the issued and outstanding shares of Gen-X Equipment stock ("Gen-X Equipment Stock"; and together with the Gen-X Holdings Stock, collectively, the "Gen-X Stock"), two (2) certain non-negotiable subordinated contingent promissory notes in the principal amount of $718,951.63 payable to DMJ and $631,048.37 payable to the Gen-X Shareholders Agent (collectively, the "Global/Gen-X Equipment Notes" and together with the Global/Gen-X Holdings Notes, collectively, the "Gen-X Subordinated Notes"), and (b) amend the Loan Agreement including, without limitation, increase the Maximum Revolving Amount and decrease the applicable interest rates.

     Foothill is willing to consent to the foregoing and to amend the Loan Agreement, all on and subject to the terms and conditions contained in this Consent and Amendment No. 3 to Loan Documents (this "Amendment"). By this Amendment, Foothill and Borrowers desire and intend to evidence such consent and amendments.

     In consideration of the foregoing, the parties hereto agree as follows:

     1.   Consent.
          -------

          (a) Pursuant to Section 5.7(c) of the Holding Company GSA and Sections 7.1, 7.4, 7.9 and 7.13 of the Loan Agreement and any other agreement between Foothill and Holding Company or between Foothill and any Borrower requiring the consent or approval by Foothill, Foothill hereby consents to the execution and delivery of the Stock Purchase Agreement, the purchase of the Gen-X Stock by Holding Company in accordance with the Stock Purchase Agreement as in effect on the date hereof and, in connection therewith, (i) the issuance and delivery to the Owners of the Gen-X Holdings Stock of the Global/Gen-X Holdings Notes and the shares of Gen-X Preferred Stock, and (ii the issuance and delivery to the Owners of the Gen-X Equipment Stock of the Global/Gen-X Equipment Notes, subject, however, to the satisfaction in full of each of the conditions precedent set forth in paragraph 7 of this Amendment.

          (b) Notwithstanding anything to the contrary contained in paragraph 1(a) hereof, Foothill does not consent to either (i) the payment of principal or interest or any other sums at any time owing under the Gen-X Subordinated Notes, except as permitted in paragraph 4 below and in the Gen-X Subordination Agreement (defined below), or (ii the redemption of any of the Preferred Stock, except as permitted in Section 7.11 of the Loan Agreement, as amended pursuant to this Amendment.

     2.   Amendments to Loan Agreement.
          ----------------------------

          (a) Maximum Revolving Amount.  The definition of "Maximum Revolving
              ------------------------
Amount" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "'Maximum Revolving Amount'" means $40,000,000."
            ------------------------

          (b) Addition of Defined Terms.  The following defined terms are hereby
              -------------------------
added in appropriate alphabetical order to Section 1.1 of the Loan Agreement:

          "'Gen-X Companies' shall mean, collectively, Gen-X Holdings Inc., a
            ---------------
          Washington corporation, and Gen-X Equipment Inc., an Ontario corporation."

          "'Gen-X Shareholders Agent' shall mean Gary Glassman, duly authorized
            ------------------------
          agent acting on behalf of the former shareholders (exclusive of DMJ Financial, Inc.) of the Gen-X Companies, and any successor agent of which Foothill receives notice in accordance with the Gen-X Subordination Agreement."

          "'Gen-X Subordinated Notes'" shall mean, collectively, (a) the non-
            ------------------------
          negotiable contingent subordinated promissory notes payable to DMJ Financial, Inc. ("DMJ"), a former shareholder of each of the Gen-X Companies, in the principal amount of $3,076,200 and $718,951.63, respectively, and (b) the non-negotiable contingent subordinated promissory notes payable to the

          Gen-X Shareholders Agent in the principal amount of $1,423,800 and $631,048.37, respectively."

          "'Gen-X Subordinated Note Payments'" shall mean payments of principal,
            --------------------------------
          interest and any other sums made by Holding Company with respect to its Indebtedness owing under the Gen-X Subordinated Notes as permitted in accordance with and subject to this Agreement and the Gen-X Subordination Agreement."

          "'Gen-X Subordination Agreement'" shall mean the Subordination
            -----------------------------
          Agreement, dated as of May 12, 1998, executed by and among Holding Company, Foothill, DMJ and Gary Glassman, as duly authorized Agent acting on behalf of the payees of the Gen-X Subordinated Notes."

          "'Gen-X Acquisition Preferred Stock'" shall mean the 10,000 shares of
            ---------------------------------
          preferred stock issued by Holding Company to the former shareholders of Gen-X Equipment Inc. in connection with and as partial consideration for the purchase by Holding Company of all of the issued and outstanding capital stock of said corporation."

          "'Gen-X Acquisition Preferred Stock Redemption Payments' shall mean
            -----------------------------------------------------
          redemption payments actually made by Holding Company with respect to the redemption of Gen-X Acquisition Preferred Stock, as permitted by
          Section 7.11 of this Agreement."

          "Secondary Offering" shall mean the sale and issuance by Holding
           ------------------
          Company of additional shares of its capital stock in connection with any secondary offering thereof pursuant to the Securities Act of 1933, as amended."

          (c) Amendment to Section 2.6(a)(i).  Section 2.6(a)(i) of the Loan
              ------------------------------
Agreement is hereby amended by adding the following to the conclusion of such
Section:

          "provided, however, that in the event Foothill consents in writing,
           --------  -------
          which consent has not been granted as of the date hereof, to a proposed Secondary Offering in accordance with this Agreement and Holding Company thereafter completes such Secondary Offering at any time from and after May 8, 1998 and receives net proceeds therefrom in the aggregate amount of at least $20,000,000, then all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate of one-quarter of one (.25%) percentage point below the Reference Rate."

          (d) Amendment to Section 2.6(a)(ii).  Section 2.6(a)(ii) of the Loan
              -------------------------------
Agreement is hereby amended by adding the following at the conclusion of the second sentence of such Section:

          ", provided, however, that in the event Holding Company completes a
             --------  -------
          Secondary Offering at any time from and after May 8, 1998 and receives net proceeds therefrom in the aggregate amount of at least $20,000,000, then interest "based on the Adjusted Eurodollar Rate" shall mean interest at the Adjusted Eurodollar Rate plus two-and-one-
                                                              ----
          quarter (2.25%) percentage points per annum."

          (e) Amendment to Section 6.3 - Financial Statements, Reports,
              ---------------------------------------------------------
Certificates.  Section 6.3 of the Loan Agreement is hereby deleted in its
------------
entirety and the following substituted therefor:

          "FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to Foothill:
          (a) as soon as available, but in any event within 30 days after the end of (x) each month during each of Holding Company's fiscal years, a company prepared consolidated and, solely as to the Gen-X Companies, consolidating balance sheet and income statement of Holding Company, and (y) each fiscal quarter during each of Holding Company's fiscal years, a company prepared consolidated and, solely as to the Gen-X Companies, consolidating statement of cash flow, covering Holding Company's consolidated operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Holding Company's fiscal years, consolidated and, solely as to the Gen-X Companies, consolidating financial statements of Holding Company for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications (except that the certification of the financial statements for the fiscal year ended December 31, 1997 only shall be permitted to contain a "going concern" emphasis and no other factor, event or condition), by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of

          Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow, each prepared on a consolidated and, solely as to the Gen-X Companies, consolidating basis, and, if prepared, such accountants' letter to management.

               Together with the above, Borrowers also shall deliver to Foothill Holding Company's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Holding Company with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Holding Company to its shareholders, and each Borrower shall deliver to Foothill any other report reasonably requested by Foothill relating to the financial condition of Holding Company.

               Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrowers shall deliver to Foothill a
                      --------------
          certificate signed by Holding Company's chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Holding Company, on a consolidated and, solely as to the Gen-X Companies, consolidating basis, (ii) the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance
                                ------------
          Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in

          Section 7.20, and (iv) on the date of delivery of such certificate to
          ------------
          Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action such Borrower has taken, is taking, or proposes to take with respect thereto).

               Borrowers shall have caused Holding Company to issue written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrowers, Holding Company and the Gen-X Companies that Foothill may request. Each Borrower hereby irrevocably authorizes and directs, and Holding Company, by its execution and delivery of Consent and Amendment No. 3 to Loan Documents, dated as of May 12, 1998 among Foothill, Holding Company and Borrowers, irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrowers' expense, copies of Holding Company's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Holding Company's, each Borrower's and each of the Gen-X Companies' business affairs and financial condition."

          (f) Amendment to Section 7.1.  Section 7.1 of the Loan Agreement is
              ------------------------
hereby amended by deleting the word "and" at the end of subsection (g) thereof, deleting the period "." at the end of subsection (h) thereof and substituting therefor a semicolon ";" and the word "and", and by adding a new subsection (i) thereto as follows:

          "(i) unsecured Indebtedness of Holding Company to DMJ Financial, Inc. and the Gen-X Shareholders Agent in the respective amounts evidenced by the Gen-X Subordinated Notes, provided, that, such Indebtedness is
                                           --------  ----
          subject and subordinate to Foothill's right to receive the prior indefeasible payment in full of the Obligations on the terms set forth in both the Consent and Amendment No. 3 to Loan Documents dated as of May 12, 1998, among Borrowers, Guarantors and Foothill and the Gen-X Subordination Agreement."

          (g) Amendment of Section 7.11.  Section 7.11 of the Loan Agreement is
              -------------------------
hereby amended by adding to the fourth line of such Section immediately after the word, "that", and immediately prior to the word, "KPR", the subparagraph designation, "(a)", and, further, by adding at the conclusion of such section the following:

          "and (b) Holding Company may redeem shares of its Gen-X Acquisition Preferred Stock issued to the former shareholders of Gen-X Equipment Inc., an Ontario corporation, in an aggregate amount for all such redemptions during the term of the Loan Agreement not to exceed $500,000, provided, that, (i) no Event of Default shall have occurred
                    --------  ----
          and be continuing on the proposed redemption payment date ("Redemption Payment Date") set forth in a notice of each such proposed redemption to be delivered by Holding Company to Foothill at least thirty (30) days prior to the Redemption Payment Date and (ii after giving effect to any proposed redemption payment, Excess Availability shall be at least $500,000."

          (h) Amendment of Section 7.14.  Section 7.14 of the Loan Agreement is
              -------------------------
hereby amended by deleting in its entirety the last sentence of such Section and substituting the following therefor:

          "The foregoing shall not be deemed to prohibit KPR's Indebtedness to Rubin permitted under Section 7.1(h) hereof or Holding Company's Indebtedness to the former shareholders of Gen-X Equipment, Inc. and Gen-X Holdings Inc. permitted under Section 7.1(i) hereof."

          (i) Amendment of Section 7.20 Financial Covenants. Sections 7.20(a)(i)
              ---------------------------------------------
and (ii) are each hereby amended by deleting in its entirety that portion of each subsection following the number, "$5,000,000", through the conclusion of each of such subsections and substituting the following therefor in each such subsection:

          ", plus an amount equal to the sum of (A) the Periodic Rubin Interest Payments, (B) the Gen-X Subordinated Note Payments and (C) the Gen-X Acquisition Preferred Stock Redemption Payments."


     3.   Collateral Assignment of Indemnification Rights and Remedies.  (a) In
          ------------------------------------------------------------
addition to, and not in limitation of, the security interests in and liens upon the Collateral previously granted by Holding Company to Foothill pursuant to the Holding Company GSA, in order to induce Foothill to enter into and execute this Amendment, and as collateral security for the payment and performance of all of its Guaranteed Obligations under, and as defined in, the Holding Company Guaranty, Holding Company hereby confirms its assignment and grant to Foothill of a security interest in all of its now existing or hereafter arising: (i) indemnification rights and remedies and claims for damages or other relief pursuant to or in respect of the Stock Purchase Agreement, including, without limitation, those set forth in Sections 13.1 and 13.3 of the Stock Purchase Agreement (collectively, "Indemnification Rights"), (ii Indemnification Rights under or in respect of the documents and instruments referred to in the Stock Purchase Agreement or related thereto and (ii all proceeds, collections, recoveries and rights with respect to the foregoing, which assignment is subject however to the terms and conditions set forth in paragraph 3(b) below.

          (b) Unless and until an Event of Default shall occur and be continuing, Foothill will not exercise its remedies pursuant to the assignment set forth in paragraph 3(a) above, provided that Holding Company: (i) promptly notifies Foothill of each and every claim against any person or entity for which Holding Company has or may have an Indemnification Right under the Stock Purchase Agreement or otherwise, (ii promptly provides Foothill with copies of all notices, demands, requests and other communications sent or received by Holding Company relating to any such Indemnification Right, as well as prior written notice of Holding Company's intention to exercise any power, right or remedy pursuant relating to an Indemnification Right. In no event shall Holding Company, without the prior written consent of Foothill, waive, release or discharge any person or entity with respect to any such Indemnification Right.

          (c) Unless and until an Event of Default shall occur and be continuing, all payments made by any person or entity in connection with such Indemnification Right may be paid directly to Holding Company.

     4.   Subordination of Indebtedness to Owners.
          ---------------------------------------

          (a) Subordination.  The Borrowers and Guarantors acknowledge, confirm
              -------------
and agree that, notwithstanding anything to the contrary contained in the Stock Purchase Agreement, the Gen-X Subordinated Notes, or any document, instrument or agreement executed in connection therewith, except as set forth in paragraph 4(b) below, payment of any Indebtedness due and payable under the Gen-X Subordinated Notes (such Indebtedness, including, principal, interest, fees and any other amount in respect thereof is referred to in this paragraph 4 as the "Junior Debt") is subordinated and deferred to the prior indefeasible payment and satisfaction in full of all of the Obligations.

          (b) Permitted Payments.  Foothill hereby agrees that, notwithstanding
              ------------------
anything to the contrary contained in paragraph 4(a) above, Holding Company may make and the payees of the Gen-X Subordinated Notes may receive and retain regularly scheduled payments in respect of the Junior Debt in accordance with the terms of the Gen-X Subordinated Notes, as in effect on the date hereof, provided, that:
--------  ----

          (i) after giving effect to any proposed payment of the Junior Debt, Excess Availability shall be at least $500,000;

         (ii) at the time of any proposed payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall have occurred or exist under the Loan Documents; and

        (iii) the Borrowers and Guarantors shall have given Foothill written notice of such proposed payment, including information as to the proposed date and the amount of such proposed payment, not later than fourteen (14) days prior to such proposed payment date.

     5.   Fee.
          ---

          As partial consideration for Foothill's entering into this Amendment and increasing the Maximum Revolving Amount, as well as Foothill's other agreements hereunder, Borrowers shall pay to Foothill a fee in the amount of $50,000, which shall be fully earned and payable as of the date hereof, and may be charged by Foothill directly to Borrowers' Revolving Loan account maintained by Foothill.

     6.   Representations and Warranties.  In addition to, and not in limitation
          ------------------------------
of, the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Foothill pursuant to the Loan Documents, each Borrower and each Guarantor hereby represents, warrants and covenants with and to Foothill as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Documents):

          (a) This Amendment has been duly executed and delivered by each Borrower and each Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and each Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and each Guarantor enforceable against each Borrower and each Guarantor in accordance with their respective terms.

          (b) Neither the execution and delivery of the Stock Purchase Agreement, nor any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions contemplated by the Stock Purchase Agreement, has violated or will violate any law, including, without limitation, any applicable fraudulent transfer laws and judicial interpretations thereof, or any regulation, order, writ, injunction or decree of any court or governmental instrumentality in any respect.

          (c) No action of, or filing with, or consent of any governmental or public body or authority and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Stock Purchase Agreement or any of the instruments or documents to be delivered pursuant thereto.

          (d) All of the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on the date hereof, after giving effect to the consent set forth in paragraph 1 hereof and the consummation of the transactions contemplated by the Stock Purchase Agreement, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

          (e) As of the date hereof, and after giving effect to the consents set forth in paragraph 1 hereof, there exists no Event of Default and no condition or event or other state of facts which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

          (f) Holding Company has delivered to Foothill true, complete and correct executed or execution copies (to the extent a fully executed copy has not been delivered to Holding Company) of the Stock Purchase Agreement, including all Schedules and Exhibits thereto, and all documents, instruments and agreements executed, or to be executed, and delivered in connection therewith.

     7.   Conditions Precedent.  The consent and amendments provided for in this
          --------------------
Amendment shall not be effective until each of the following conditions precedent has been satisfied in full, as determined by Foothill:

          (a) Foothill shall have received a counterpart of this Amendment duly authorized, executed and delivered by Borrowers and Guarantors;

          (b) Foothill shall have received evidence reasonably satisfactory to it that all of the transactions contemplated by the Stock Purchase Agreement have been consummated in accordance with the Stock Purchase Agreement, as in effect as of the date hereof;

          (c) Holding Company, DMJ Financial Inc. and the Gen-X Shareholders' Agent shall have executed and delivered the Gen-X Subordination Agreement with respect to the Gen-X Subordinated Notes, in form and substance satisfactory to Foothill, providing for, among other things, and without limitation, the subordination of the payment of the Gen-X Subordinated Notes to the prior indefeasible payment in full of all Obligations on the terms and conditions set forth in paragraph 4 above; and

          (d) Holding Company shall have delivered to Foothill a Stock Pledge Agreement with respect to the Gen-X Stock, in form and substance satisfactory to Foothill, together with all certificates evidencing the shares of Gen-X Stock purchased by Holding Company pursuant to the Stock Purchase Agreement.

     8.   Effect of this Amendment.  (a)  Except as modified pursuant hereto, no
          ------------------------
other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms hereof and the other Loan Documents, the terms hereof shall control.

          (b) In addition to, and not in limitation of, any term or provision contained in the Loan Agreement, the Holding Company GSA or any other Loan Document that prohibits the making of loans, advances, capital contributions, or transfers of property to a Person, including, without limitation, Section 7.13 of the Loan Agreement, none of Borrowers or Guarantors shall, without the prior written consent of Foothill in each instance, make any loans, advances or capital contributions or transfer any property to either of the Gen-X Companies.

     9.   Further Assurances.  The Borrowers and Guarantors shall execute and
          ------------------
deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     10.  Governing Law.  The rights and obligations hereunder of each of the
          -------------
parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     11.  Binding Effect.  This Amendment shall be binding upon and inure to the
          --------------
benefit of each of the parties hereto and their respective successors and assigns.

     12.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereof.

     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Foothill, shall become a binding agreement among Borrowers, Guarantors and Foothill.


                                    Very truly yours,

                                    KPR SPORTS INTERNATIONAL, INC.

                                    By:   /s/ Michael Rubin
                                       ---------------------------
                                    Title:  CEO
                                          ------------------------

                                    RYKA, INC.

                                    By:   /s/ Michael Rubin
                                       ---------------------------
                                    Title:  CEO
                                          ------------------------

                                    GLOBAL SPORTS, INC.

                                    By:   /s/ Michael Rubin
                                       ---------------------------
                                    Title:  CEO
                                          ------------------------

AGREED:

FOOTHILL CAPITAL CORPORATION

By:    /s/ Bruce Rivers
   ---------------------------
Title:       AVP
      ------------------------

ACKNOWLEDGED AND AGREED TO
IN ALL RESPECTS:

APEX SPORTS INTERNATIONAL, INC.

By:   /s/ Michael Rubin
   ---------------------------
Title:  CEO
      ------------------------

MR MANAGEMENT INC.

By:   /s/ Michael Rubin
   ---------------------------
Title:  CEO
      ------------------------

   /s/ Michael Rubin
---------------------------------
MICHAEL RUBIN